Exhibit 99.1

ASCENT CAPITAL GROUP TO REPORT SECOND QUARTER 2016 RESULTS ON AUGUST 9, 2016

Englewood, CO - AUGUST 2, 2016 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (NASDAQ: ASCMA) will issue a press release to report its results for the second quarter ended June 30, 2016 after the market closes on Tuesday, August 9, 2016. The Company will host a conference call that day at 5:00 PM ET in which management will provide an update on Ascent’s operations, including the financial performance of its wholly owned subsidiary, Monitronics International, Inc., and may also discuss future opportunities.

Participating on the call will be Ascent’s Chairman and Chief Executive Officer, Bill Fitzgerald; Executive Vice President, Jeffery Gardner; and Senior Vice President and Chief Financial Officer, Mike Meyers. Messrs. Gardner and Meyers are also executive officers of Monitronics.

To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 59285579. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through September 9, 2016 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 59285579.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ir.ascentcapitalgroupinc.com/index.cfm.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc., and through Monitronics, LiveWatch Security, LLC. Ascent also retains ownership of certain commercial real estate assets. Monitronics, headquartered in Dallas, TX, is the nation's second largest home security alarm monitoring company, providing security alarm monitoring services to more than one million residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com